UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-A/A
                                Amendment No. 2

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              SWIFT ENERGY COMPANY
             (Exact name of Registrant as specified in its charter)



            TEXAS                                               20-3940661
 (State or other jurisdiction                                (I.R.S. Employer
       of incorporation)                                     Identification No.)


16825 Northchase Drive, Suite 400
       Houston, Texas                                           77060
(Address of Principal Executive Offices)                      (ZIP Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                      Name of each exchange on which
       to be so registered                      each class is to be registered
       -------------------                      ------------------------------

   Preferred Share Purchase Rights              New York Stock Exchange


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. X
                                           ----

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
                                           ----

Securities  Act  registration  statement file number to which this form relates:
None

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.     Description of Registrant's Securities to be Registered.
            --------------------------------------------------------

     Reference is hereby made to the Registration Statement on Form 8-A filed on August 11, 1997 and Amendment No. 1 on Form 8-A/A filed on April 7, 1999 (the "Registration Statement") with the Securities and Exchange Commission by Swift Energy Company, a Texas corporation (the "Company" or "Swift Energy"), relating to the rights distributed to the stockholders of the Company (the "Rights") in connection with the Rights Agreement dated as of August 1, 1997, as amended and restated as of March 31, 1999, amended as of December 12, 2005, and amended as of December 21, 2006 (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"). All capitalized terms not defined in this Registration Statement have the meanings assigned in the Rights Agreement.

     The Registration Statement is hereby amended by adding the following text after the last paragraph of the Registration Statement:

     The Company and the Rights Agent have entered into Amendment No. 2 to Rights Agreement, dated as of December 21, 2006 ("Amendment No. 2"). Amendment No. 2 amends the Rights Agreement to:

     - extend the "Final Expiration Date" to December 20, 2016; and

     - change the "Purchase Price" to $250 for each one one-thousandth of a share of Preferred Stock purchasable upon exercise of a Right.

The preceding summary of the principal terms of the Amendment No. 2 is a general description only and is subject to the detailed terms and conditions of Amendment No. 2, which is incorporated herein by reference to Exhibit 4.1 to this Registration Statement on Form 8-A/A.

Item 2      Exhibits
            --------

     Exhibit No.     Exhibit Description
     -----------     -------------------
        4.1*         Amendment No. 2 to Rights Agreement  dated  as  of  December
                     21, 2006

        4.2* Specimen of Right Certificate included as an attachment to Amendment No. 2 to Rights Agreement dated as of December
                     21, 2006 (included herewith in Exhibit 4.1).

        4.3          Amendment No. 1 to Rights  Agreement  dated  as of December
                     12, 2005,  incorporated   by  reference  to Exhibit  4.3 to
                     Current Report on Form 8-K  as filed with the Commission on
                     December 29, 2005.

        4.4 Rights Agreement dated as of August 1, 1997, as amended and restated as of March 31, 1999, incorporated by reference to
                     Exhibit 4 to Registration Statement on Form 8-A/A Amendment
                     No. 1 as filed with the Commission on April 7, 1999.

---------------
*Filed herewith

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2006

                                         Swift Energy Company


                                         By:/s/ Terry E. Swift
                                            ------------------------------
                                            Terry E. Swift
                                            Chairman of the Board and
                                            Chief Executive Officer

                                 EXHIBIT INDEX

     Exhibit No.     Exhibit Description
     -----------     -------------------
       4.1*          Amendment No. 2 to Rights Agreement dated  as  of  December
                     21, 2006

       4.2* Specimen of Right Certificate included as an attachment to Amendment No. 2 to Rights Agreement dated as of December
                     21, 2006 (included herewith in Exhibit 4.1).

        4.3          Amendment No. 1 to Rights  Agreement  dated as of  December
                     12, 2005, incorporated by  reference  to  Exhibit  4.3   to
                     Current Report on Form 8-K as filed with  the Commission on
                     December 29, 2005.

        4.4 Rights Agreement dated as of August 1, 1997, as amended and restated as of March 31, 1999, incorporated by reference to
                     Exhibit 4 to Registration Statement on Form 8-A/A Amendment
                     No. 1 as filed with the Commission on April 7, 1999.

---------------
*Filed herewith